Exhibit 99.1

N E W S  R E L E A S E

KEN HICKS TO RETIRE AS CEO OF FOOT LOCKER

RICHARD JOHNSON NAMED CEO

Johnson to become CEO and Join the Company’s Board; Has Worked Closely with
Hicks to Develop and Execute Foot Locker’s Highly Successful Strategic Plan

CEO Transition Reflects Planned Succession Process and
Underscores the Strength of Foot Locker’s Leadership Team

NEW YORK, NY, November 4, 2014 – The Board of Directors of Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today announced that as part of a planned succession process, Ken Hicks intends to retire as President and Chief Executive Officer of the Company on December 1, 2014. He will continue as Executive Chairman of the Board through the Company’s Annual Meeting of Shareholders in May 2015 and will then step down from the Board. Mr. Hicks will be succeeded as President and Chief Executive Officer by Richard (Dick) A. Johnson, who has been with Foot Locker for almost two decades, and has played an integral role in developing and executing the Company’s highly successful strategic plan along with Mr. Hicks. Mr. Johnson has also been appointed to the Company’s Board of Directors, effective December 1, 2014.

As Executive Chairman, Mr. Hicks will remain actively involved at the Company, participating in day-to-day operations through the first quarter of fiscal 2015, in order to ensure a smooth transition process. As part of this, Mr. Hicks and Mr. Johnson are currently working closely together to develop the next phase of the Company’s long-range strategic plan, which is being spearheaded by Mr. Johnson and is expected to be presented to the investment community in the spring of next year.

Nicholas DiPaolo, Lead Director of the Company’s Board of Directors, said, “When Ken joined Foot Locker over five years ago, we discussed the Company’s key priorities – establishing a plan for strong, sustainable growth that leverages Foot Locker’s exceptional position in the market and developing the next generation of leaders, including ensuring an orderly CEO succession process. Ken has delivered exceptionally well on these and all fronts, and we are grateful to him.”

Mr. DiPaolo continued, “Dick Johnson’s contributions through his 17 years at Foot Locker, during which time he has led all of our major businesses in the U.S., International, and Direct to Customer, make him uniquely qualified to lead Foot Locker. He has been instrumental to the Company’s success, working closely with Ken in creating and implementing the strategic business plan for the organization that has led to outstanding operational and financial results. We look forward to Foot Locker’s strong future with Dick leading the Company.”

Mr. DiPaolo noted that, under Mr. Hicks’ leadership, the Company has achieved dramatic gains across all key metrics. Specifically, in 2013 sales increased to $6.5 billion from $4.9 billion in 2009.

During the same period, earnings before interest and taxes have grown to 10.4 percent of sales from 2.8 percent, net income has grown to 6.6 percent of sales from 1.8 percent, and return on invested capital has risen to 14.1 percent from 5.3 percent. Since the beginning of 2010 through today, the Company has returned more than $1.2 billion to shareholders through dividends and share repurchases, and over the same period, the Company’s market capitalization has increased from $1.8 billion to approximately $8 billion.

Mr. Hicks said, “It has been an honor to lead Foot Locker, and the Company’s performance is the direct result of the work of an exceptional team at all levels of the organization. I am very proud of what we have accomplished together, including that we will soon report on our 19th consecutive quarter of strong sales and profit growth. And we believe we have robust potential for continued success due to the strength of our brand banners, the innovation delivered to us by our vendor partners, the loyalty of our customers and the spirit of our associates. As we look ahead, the Company is positioned to benefit enormously from Dick’s clear vision and great talent in all areas that are integral to long-term growth. I look forward to seeing Foot Locker achieve its next level of success with Dick as its leader.”

Mr. Johnson said, “Under Ken’s leadership, Foot Locker’s culture has been defined by a shared goal of putting our customers first in order to deliver strong performance – and it is serving us very well. This drive has been firmly established across our organization, and I am committed to building on our success and continuing our progress. We are fortunate to have an experienced leadership team in place, deeply dedicated associates and strong vendor partners. Together we will continue to strive to make Foot Locker an enduring leader in the retail marketplace.”

Mr. Johnson, 56, joined Foot Locker in 1997, when the Company acquired Eastbay, where he had been on the senior leadership team. He assumed his current position as Chief Operating Officer of Foot Locker in May 2012. As COO, in addition to playing a key role in developing the Company’s long-range strategic plan, he has also led the successful acquisition and integration of Runners Point in Germany as well as the major store remodeling program across the Company’s base, which has yielded very strong results.

Before assuming the COO position, Mr. Johnson had previously served as Executive Vice President and Group President – Retail Stores, following roles including President and CEO of the Company’s Foot Locker divisions in the U.S., President and CEO of Foot Locker Europe, and President and CEO of Footlocker.com/Eastbay. Mr. Johnson is a graduate of the University of Wisconsin – Eau Claire.

Mr. Hicks, 61, became President and CEO of Foot Locker in August, 2009, having served as a senior retail industry executive for more than 27 years. He became Chairman of the Board in 2010. Immediately before joining Foot Locker, he was President and Chief Merchandising Officer of J.C. Penney Company, Inc. He is a graduate of the United States Military Academy and holds an M.B.A. from Harvard Business School.

Foot Locker, Inc. is a specialty athletic retailer that, as of August 2, 2014, operated 3,460 stores in 23 countries in North America, Europe, Australia, and New Zealand. Through its Foot Locker, Kids Foot Locker, Footaction, Lady Foot Locker, Champs Sports, SIX:02, Runners Point, and Sidestep retail stores, as well as its direct-to customer channels, including footlocker.com, kidsfootlocker.com, footaction.com, ladyfootlocker.com, champssports.com, eastbay.com,

six02.com, runnerspoint.com, and sidestep-shoes.com, the Company is a leading provider of athletic footwear and apparel.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, deterioration of global financial markets, economic conditions worldwide, deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with global product sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution.

For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the 2013 Annual Report on Form 10-K. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Media Relations	Investor Relations
Molly Morse	John A. Maurer
Kekst and Company	Vice President, Treasurer and Investor Relations
(212) 521-4826	Foot Locker, Inc.
molly-morse@kekst.com	(212) 720-4092